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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

June 12, 2006

WCA WASTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Riverway, Suite 1400, Houston, Texas  77056

(Address of principal executive office) (Zip Code)

(713) 292-2400

(Registrant’s telephone number, including area code)

 ________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Private placement of Preferred Stock

On June 12, 2006, WCA Waste Corporation (the “Company”), entered into a privately negotiated Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Ares Corporate Opportunities Fund II, L.P (the “Purchaser”), which provides for the Company to issue and sell 750,000 shares (the “Preferred Shares”) of Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), to the Purchaser. The purchase price per Preferred Share is $100.00, for an aggregate purchase price of $75 million. The Preferred Stock is convertible into the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $9.60 per share and carries a 5% “payment-in-kind” (or “PIK”) dividend payable semi-annually.

The Purchase Agreement was entered into as part of the new capital plan that the Company announced on June 14, 2006. The closing of the sale and issuance of the full amount of Preferred Shares pursuant to the Purchase Agreement is contingent on the following:

•       receiving approval of the holders of the Company’s currently outstanding Common Stock to the extent required by Nasdaq rules,

•       all of the Company’s currently outstanding senior debt must have been previously refinanced or repaid; and

•       other customary conditions, including the filing of a certificate of designations and the entering into of a registration rights agreement and stockholder’s agreement (together with the Purchase Agreement, the “Transaction Documents”).

In connection with the capital plan, the Company is also pursuing additional transactions to refinance its existing senior secured debt. Since additional equity will enhance the Company’s ability to negotiate better terms in any such refinancing, in the event that stockholder approval of the issuance of all 750,000 Preferred Shares is not received, the Company has agreed to issue, and the Purchaser has committed to purchase, 250,000 shares of Preferred Stock for an aggregate purchase price of $25 million on terms substantially as set forth in the Transaction Documents, and subject to the same conditions in the Transaction Documents, including as to the refinancing or repayment of all currently outstanding senior debt. The Company anticipates that this reduced sale of shares of Preferred Stock would not be subject to the Nasdaq requirement of stockholder approval.

The Preferred Shares are immediately convertible at the Purchaser’s discretion into 7,812,500 shares of the Company’s Common Stock, which would currently represent approximately 31.7% of the outstanding Common Stock on a post-conversion basis. Dividends are solely “payment in kind” for the first five years—that is, they are payable solely by adding the amount of dividends to the stated value of each share. At the end of five years the Preferred Shares would be convertible into approximately 10,000,661 shares of Common Stock, which based on the currently outstanding shares would represent approximately 37.27% of the post-conversion shares outstanding. In the event that one of the “acceleration events” (as described below) were to occur prior to the end of the fifth year, 5 years of dividends would accelerate. After the fifth anniversary, dividends are payable in kind or in cash at the election of the Company (subject to any applicable covenants in any of the Company’s credit or other agreements).

Other material terms of the Preferred Stock are as follows:

•	cumulative dividends of 5.00% per annum, payable semi-annually;
•

all dividends that would otherwise be payable through the fifth anniversary of issuance shall automatically be accelerated and paid in kind immediately prior to the occurrence of any of the following acceleration events:

•	liquidation
•	bankruptcy
•

closing of a public offering of Common Stock pursuant to an effective registration statement (except for Form S-4, solely for sales by third parties, or pursuant to the Purchaser’s own registration rights agreement)

•	the average of the closing price of the Common Stock for each of 20 consecutive trading days exceeds $14.40 per share
•

fundamental transaction, including a “group” (defined in the Securities Exchange Act) acquiring more than 35% of outstanding voting rights; replacement of more than one-half of the Company’s directors without approval of the existing Board; a merger, consolidation, sale of substantially all assets, going-private transaction, tender offer, reclassification, or other transaction that results in the transfer of a majority of voting rights;

•

the Purchaser can convert the Preferred Stock into Common Stock at any time at a conversion price of $9.60 per share, with conversion being calculated by taking the stated value (initially $100.00 per share) plus any amount added to stated value by way of dividends, then dividing by $9.60 to produce the number of shares of Common Stock issuable;

•

the Company can force a conversion into Common Stock following either (i) the average of the closing price of the Common Stock for each of 20 consecutive trading days exceeding $14.40 per share or (ii) a fundamental transaction that the Purchaser does not treat as a liquidation;

•	after the fifth anniversary of issuance, the Company can redeem for cash equal to the liquidation preference;
•

upon a liquidation of the Company, prior to any holder of Common Stock or other junior securities, the Purchaser shall receive in cash the greater of (i) the stated value plus any amount added by way of dividends (accelerated to include a full 5 years) or (ii) the amount it would receive if all shares of Preferred Stock were converted into Common Stock (calculated to include dividends accelerated to include a full 5 years);

•

the Purchaser can elect to treat any fundamental transaction (defined above) as a liquidation and receive its liquidation preference as described in the preceding bullet point. However, if common shares of another company are issued as consideration in a fundamental transaction, the Company has the option of requiring the Purchaser to accept such common shares to satisfy the liquidation preference if shares are then quoted on the Nasdaq Stock Market or listed on the New York Stock Exchange, the value of such shares is determined at 98% of the closing price on the trading day preceding the transaction and the shares are freely transferable without legal or contractual restrictions.

•

the Preferred Stock voting as a separate class elects (i) 2 directors to the Board of the Company for so long as the Purchaser continues to hold Preferred Stock representing at least 20% of the Company’s “post-conversion equity” (the Company’s outstanding Common Stock assuming conversions into common shares of all securities, including the Preferred Stock and assuming Preferred Stock dividends accelerated to include a full 5 years), (ii) 1 director for so long as it continues to hold at least 10% of post-conversion equity, and (iii) no directors below 10%;

•

the Preferred Stock voting as a separate class must approve (i) any alteration in its powers, preferences or rights, or in the certificate of designation, (ii) creation of any class of stock senior or pari passu with it, (iii) any increase in the authorized shares of Preferred Stock, and (iv) any dividends or distribution to Common Stock or any junior securities, except for pro rata dividends on Common Stock paid in Common Stock. These protective rights terminate on the first date on which there are outstanding less than 20% of the number of shares of Preferred Stock outstanding on the date the Preferred Stock is first issued.;

•	except for the election of directors and special approvals described above, the Preferred Stock votes on all matters and with the Common Stock on an as-converted basis.

If the closing of the sale of the Preferred Shares occurs, the Company will pay the Purchaser a transaction fee equal to 1% of the total purchase price, or $750,000, and the Company will reimburse the Purchaser for all reasonable legal, accounting, consulting, travel and other out-of pocket expenses, which are anticipated to be approximately $1,000,000. If the Purchaser acquires less than all the Shares, the Purchaser and the Company have agreed to a ratable reduction in the transaction fee and expenses.

The Company and the Purchaser have also agreed to enter into a stockholder’s agreement on the closing date to provide for certain rights and restrictions on the ownership of the Preferred Shares and any shares Common Stock into which they are converted:

•

until the earliest of the seventh anniversary of issuance of the Preferred Shares or 180 days after the Purchaser owns less then 10% of the Company’s post-conversion equity (the “Standstill Period”), the Purchaser will agree to numerous “standstill” restrictions, including acquiring additional voting securities, proposing or encouraging any fundamental transaction, participating in a “group,” soliciting proxies, attempting to change the size of the Board or its composition, entering into a voting agreement, transferring any of its voting securities (except in compliance with the stockholder’s agreement), or discussing or encouraging any of the foregoing;

•

in connection with its right to elect directors as a holder of Preferred Stock, the Purchaser will also agree to certain limits on the qualifications of such directors, and it will receive rights to director insurance and indemnification and observer rights on committees;

•	during the Standstill Period, the Purchaser will vote its shares of Preferred Stock or Common Stock at any stockholder meeting in the following manner:
•	in favor of director nominees put forth by the Board (as long as the Purchaser continues to have the right to elect at least one director as a holder of Preferred Stock)
•	in the manner recommended by the Board, if the vote is in connection with any fundamental transaction
•	in its own discretion, if the vote relates to an amendment of the certificate of designation for the Preferred Stock or is not inconsistent with the stockholder’s agreement
•	in the manner recommended by the Board, if the vote is not otherwise covered above;
•	during the Standstill Period, the Purchaser will not transfer any shares of Preferred Stock or Common Stock to any other person except:
•	pursuant to the registration rights agreement
•	in accordance with Rule 144 under the Securities Act
•

after the second anniversary of the Preferred Stock issuance, transfers of common stock issued upon conversion of the Preferred Stock may be made to persons that are not “related persons” to the Purchaser or affiliates of the Company that, in any 12 month period, do not, in the aggregate, exceed 7.5% of the outstanding voting securities of the Company; however, such transfers may not be made to a person (or its affiliates or to a groups in which such person or an affiliate is a member) that, after giving effect to such transfer, would beneficially own voting securities representing more than 7.5% of the total voting power of the Company’s securities.

•	pursuant to a merger or other reorganization approved by the Board
•	in any event as allowed above (except for pursuant to a merger or reorganization), without the transferee executing an agreement similar to the stockholder’s agreement.

Any of these restrictions may be waived by a majority vote of the members of the Company’s Board of Directors who are not affiliated with the Purchaser.

The Company has agreed to enter into a registration rights agreement with the Purchaser on the closing date to allow for the registered resale by the Purchaser of the Common Stock following conversion. After conversion of the Preferred Stock and a request from the Purchaser, the Company will file a shelf registration statement for the resale of the Common Stock within 30 days of such request and will use commercially reasonable efforts to cause the shelf registration statement to become or be declared effective by the SEC within 120 days after the request. In addition, the Purchaser shall have two demand registration requests and unlimited piggyback registration rights. The Company will agree to pay the expenses of any registration except for underwriting discounts.

The descriptions of the Purchase Agreement and the other Transaction Documents above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, which contains the form of other Transaction Documents as exhibits thereto, a copy of which is filed as an Exhibit to this Form 8-K and is incorporated herein by reference.

Special Committee

In March 2006, the Board of the Company approved a set of resolutions delegating to a special committee (the “Committee”) authority to review and evaluate a variety of strategic alternatives, including the proposals that were later received and resulted in the Purchase Agreement and other Transaction Documents, as well as the other parts of the new capital plan that the Company announced on June 14, 2006.

In the resolutions establishing the Committee, the Board approved a compensation arrangement for each member of the Committee to receive $40,000 for his service, with the Chairman to be paid an additional $20,000, plus $500 for attendance in person at each meeting, $250 for attendance via teleconference at each meeting, and reimbursement of out-of-pocket expenses. The members of the Committee are Richard Bean (Chairman), Ballard Castleman, and Roger Ramsey.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On June 12, 2006, the Company entered into a privately negotiated Purchase Agreement with the Purchaser, which provides for the Company to issue the 750,000 Preferred Shares to the Purchaser for an aggregate purchase price of $75 million, subject to other terms and conditions and the entry into additional Transaction Documents as described in Item 1.01. The Preferred Shares will be issued and sold by the Company in private transactions exempt from registration under Section 4(2) of the Securities Act. For additional information, see also Item 1.01.

ITEM 7.01	REGULATION FD DISCLOSURE

Attached as Exhibit 99.1 is a copy of a press release, dated June 14, 2006, announcing the Company’s private placement of equity as part of a new capital plan.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1	Preferred Stock Purchase Agreement dated as of June 12, 2006 by and between WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P.
10.2	Form of Certificate of Designation of Series A Convertible Payment-in-Kind Preferred Stock
10.3	Form of Stockholder’s Agreement
10.4	Form of Registration Rights Agreement
10.5	Management Rights Letter
99.1*	Press Release of WCA Waste Corporation dated June 14, 2006.

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* This Press Release is being furnished and not filed, pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA Waste Corporation ____________________________________ (Registrant)
June 16, 2006 ____________________________________ (Date)	/s/ CHARLES A. CASALINOVA ____________________________________ Charles A. Casalinova Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1	Preferred Stock Purchase Agreement dated as of June 12, 2006 by and between WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P.
10.2	Form of Certificate of Designation of Series A Convertible Payment-in-Kind Preferred Stock
10.3	Form of Stockholder’s Agreement
10.4	Form of Registration Rights Agreement
10.5	Management Rights Letter
99.1*	Press Release of WCA Waste Corporation dated June 14, 2006.

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*This Press Release is furnished and not filed, pursuant to Regulation FD.